EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph for a change in accounting principle in 2002) appearing in the Annual Report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended January 1, 2005.





                             /S/ DELOITTE & TOUCHE LLP

                             KANSAS CITY, MISSOURI
                             APRIL 6, 2005